                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES

                                                                                  CHIEF EXECUTIVE OFFICE
                                                                                  AND LOCATION OF
                                               BUSINESS STORAGE AND               MATERIAL RECORDS AND
COMPANY                                        DISTRIBUTION LOCATIONS             BOOKS OF ACCOUNT

Travis Boats & Motors, Inc.                    13045 Research Blvd.               13045 Research Blvd.
                                               Austin, Texas 78750                Austin, Texas 78750

Travis Boats & Motors, Inc.                    12300 IH 10 West                   13045 Research Blvd.
                                               San Antonio, Texas 78230           Austin, Texas 78750

Travis Boats & Motors, Inc.                    7530 North Freeway                 13045 Research Blvd.
                                               Houston, Texas 77037               Austin, Texas 78750

Travis Snowden Marine, Inc.                    1320 S. Stemmons                   13045 Research Blvd.
                                               Lewisville, Texas 75067            Austin, Texas 78750

Travis Boating Center Arlington, Inc.          1725 W. Division                   13045 Research Blvd.
                                               Arlington, Texas 76012             Austin, Texas 78750

Falcon Marine, Inc.                            1920 North Loop 250 W.             13045 Research Blvd.
                                               Midland, Texas 79707               Austin, Texas 78750

Falcon Marine Abilene, Inc.                    1021 E. Highway 80                 13045 Research Blvd.
                                               Abilene, Texas 79601               Austin, Texas 78750

Travis Boating Center Beaumont, Inc.           7660 College Street                13045 Research Blvd.
                                               Beaumont, Texas 77707              Austin, Texas 78750

Travis Boats & Motors Baton Rouge, Inc.        14369 Florida Blvd.                13045 Research Blvd.
                                               Baton Rouge, Louisiana             Austin, Texas 78750
                                               70819

TBC Arkansas, Inc.                             2001 Hwy. 25 North                 13045 Research Blvd.
                                               Heber Springs, Arkansas            Austin, Texas 78750
                                               72543

TBC Arkansas, Inc.                             3034 Albert Pike                   13045 Research Blvd.
                                               Hot Springs, Arkansas              Austin, Texas 78750
                                               71913

TBC Management, Ltd.,                          13045 Research Blvd.               13045 Research Blvd.
                                               Austin, Texas 78750                Austin, Texas 78750

TBC Management, Inc.                           1209 Orange Street                 1209 Orange Street
                                               Wilmington, Delaware               Wilmington, Delaware
                                               19801-1134                         19801-1134

Travis Boating Center Louisiana, Inc.          1700 East Main Street              13045 Research Blvd.
                                               New Iberia, Louisiana              Austin, Texas 78750
                                               70560

Travis Boating Center Tennessee, Inc.          38 Marina Lane                     13045 Research Blvd.
                                               Winchester, Tennessee              Austin, Texas 78750
                                               37398

                                 EXHIBIT 21.1
                                 ------------

                             SUBSIDIARIES (cont.)

Travis Boating Center Alabama, Inc.            2006 Fisher Street                 13045 Research Blvd.
                                               Huntsville, Alabama 35803          Austin, Texas 78750

Travis Boating Center Alabama, Inc.            Route 7, Box 1                     13045 Research Blvd.
                                               Florence, Alabama 35630            Austin, Texas 78750

Red River Marine Arkansas, Inc.                                                   13045 Research Blvd.
                                                                                  Austin, Texas 78750

Travis Boating Center Little Rock, Inc.                                           13045 Research Blvd.
                                                                                  Austin, Texas 78750

Travis Boating Center Georgia, Inc.                                               13045 Research Blvd.
                                                                                  Austin, Texas 78750

Travis Boating Center Florida, Inc.                                               13045 Research Blvd.
                                                                                  Austin, Texas 78750

                                  SCHEDULE 7.4
                                  ------------

                        INTERCREDITOR AGREEMENT LENDERS


Transamerica Commercial Finance Corporation
225 North Michigan Avenue
Chicago, Illinois 60601

Bombardier Capital, Inc.
P.O. Box 991
Colchester, Vermont 05446

Deutsche Financial Services Corporation
P.O. Box 1349
Troy, Michigan 48099